CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A our report dated Nobember 13, 2015, relating to the financial statement of Series Portfolios Trust comprising Weiss Alternative Balanced Risk Fund, as of November 10, 2015, and to the references to our firm under the heading “Independent Registered Public Accounting Firm and Legal Counsel” in the Statement of Additional Information.

Cohen Fund Audit Services, Ltd.
Cleveland, Ohio
November 13, 2015